Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc   (BVA-HI)
BlackRock Global Allocation Portfolio (Ins - Series)
(BVA_GA)
AZL BlackRock Global Allocation Fund - trading sleeve
(E_AZ-GA)
Transamerica Global Allocation   (E_AT-GA)
BlackRock Credit Allocation Income Trust I, Inc.   (PSW)
MassMutual Select BlackRock Global Allocation Fund
(E_MM-GA)
BlackRock High Income Shares   (HIS)
BlackRock High Yield V.I. Fund   (BVA-HY)
BlackRock Credit Allocation Income Trust III   (BPP)
BlackRock Senior High Income Fund, Inc.   (ARK)
BlackRock Corporate High Yield Fund, Inc.   (COY)
BlackRock Corporate High Yield Fund III, Inc.   (CYE)
AST BlackRock Global Strategies Portfolio - US High
Yield   (PRU-AA-HY)
BlackRock Credit Allocation Income Trust II, Inc.
(PSY)
JNL BlackRock Global Allocation - trading sleeve
(E_JN-GA)
BlackRock Corporate High Yield Fund V, Inc.   (HYV)
BlackRock Corporate High Yield Fund VI, Inc.   (HYT)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
BlackRock Credit Allocation Income Trust IV (Preferred
Sleeve)   (BTZ-PREF)
BlackRock Limited Duration Income Trust   (BLW)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Global Allocation V.I. Fund (US)   (BVA_GAVI)
BlackRock Funds II, High Yield Bond Portfolio   (BR-
HIYLD)
BlackRock Global Allocation Fund, Inc. (US)   (BR_GAF)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
10-22-2012
Security Type:
EQUITY/PFD

Issuer
Citigroup Inc.
Selling
Underwriter
Citigroup Global Markets Inc.
Affiliated
Underwriter(s)
[x] PNC
[ ] Other:
List of
Underwriter(s)
Citigroup Global Markets Inc., UBS
Securities LLC, Barclays Capital Inc.,
Credit Suisse Securities (USA) LLC,
Deutsche Bank Securities Inc., Goldman,
Sachs & Co., J.P. Morgan Securities LLC,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, RBS Securities Inc., ABN
AMRO Securities (USA) LLC, Banca IMI
S.p.A., Banco BTG Pactual S.A. - Cayman
Branch, BNY Mellon Capital Markets, LLC,
Capital One Southcoast, Inc., ING
Financial Markets LLC, KKR Capital
Markets LLC, Lloyds TSB Bank plc,
Mitsubishi UFJ Securities (USA), Inc.,
Mizuho Securities USA Inc., RBC Capital
Markets, LLC, Scotia Capital (USA) Inc.,
SG Americas Securities, LLC, SMBC Nikko
Capital Markets Limited, TD Securities
(USA) LLC, Wells Fargo Securities, LLC,
BB&T Capital Markets, a division of
Scott & Stringfellow, LLC, Blaylock
Robert Van, LLC, CastleOak Securities,
L.P., CIBC World Markets Corp., Commerz
Markets LLC, Credit Agricole Securities
(USA) Inc., Drexel Hamilton, LLC,
KeyBanc Capital Markets Inc., Lebenthal
& Co., LLC, M.R. Beal & Company,
Macquarie Capital (USA) Inc., MFR
Securities, Inc., Mischler Financial
Group, Inc., Natixis Securities Americas
LLC, Nomura Securities International,
Inc., PNC Capital Markets LLC, RB
International Markets (USA) LLC, Samuel
A. Ramirez & Company, Inc., Santander
Investment Securities Inc., The Williams
Capital Group, L.P., UniCredit Capital
Markets LLC.


Transaction Details

Date of Purchase
10-22-2012

Purchase
Price/Share
(per share / %
of par)
$100.00
Total
Commission,
Spread or
Profit
1.5

1.	Aggregate Principal Amount
Purchased (a+b)
$100,000,000
a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$62,455,000
b.Other BlackRock Clients
$37,545,000
2.	Aggregate Principal Amount of
Offering
$1,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.0667

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[ ]YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
10-24-2012

Global Syndicate Team Member




Approved by:
Yesenia Peluso
Date:
11-06-2012

Senior Global Syndicate Team Member





Rule 10f-3 Report - Definitions








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